UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2023

OLD POINT FINANCIAL CORPORATION
 (Exact name of registrant as specified in its charter)

Virginia	000-12896	54-1265373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 East Queen Street
Hampton, Virginia  23669
(Address of principal executive offices)  (Zip Code)

(757)728-1200
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $5.00 par value	OPOF	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended Employment Agreements with Messrs. Shuford, Jr. and Witt
On December 15, 2023, Old Point Financial Corporation (the “Holding Company”) and The Old Point National Bank of Phoebus (the “Bank”) (the Holding Company and the Bank are collectively referred to herein as Old Point) entered into amended employment agreements with Robert F. Shuford, Jr. the Chairman, President and Chief Executive Officer of Old Point and Joseph R. Witt, President, Financial Services and Chief Strategy Officer of the Bank (the “Amended Agreements”). The Amended Agreements for Messrs. Shuford, Jr. and Witt amend their employment agreements, dated February 22, 2018 (the “Original Agreements”), with the Company that were disclosed in the Company’s Current Report on Form 8-K filed on February 28, 2018. The Amended Agreements reflect Mr. Shuford, Jr’s. current position of Chairman, President and Chief Executive Officer of Old Point and Mr. Witt’s current position of President, Financial Services and Chief Strategy Officer of the Bank (collectively, the “Positions”). Messrs. Shuford, Jr. and Witt accept such employment and agree to perform the managerial duties and responsibilities of the Positions. Messrs. Shuford, Jr. and Witt agree to devote the necessary time and attention on a full-time basis to the discharge of such duties and responsibilities relating to the Positions as may be assigned to them by Old Point and the Board of Directors of the Holding Company (the “Holding Company Board”) or its designees. The parties expressly understand and agree that the term Positions include Messrs. Shuford, Jr. and Witt’s current job titles and positions as defined above as well as any future job titles or positions to which they receive and accept a promotion so long as duties and responsibilities are of a comparable nature and stature as their current ones.   Accordingly, the Amended Agreements shall continue in full force and effect in the event Messrs. Shuford, Jr. or Witt are promoted or transferred and accept a comparable position. There were no other material changes to the Original Agreements.

The foregoing description of the Amended Agreements is qualified in its entirety by reference to the full text of the Amended Agreements, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Change of Control Severance Agreement with Mr. Pickett
On December 15, 2023, the Bank entered into a change of control severance agreement (the “Change of Control Agreement”) with Paul M. Pickett, Chief Financial Officer and Senior Vice President/Finance of Old Point. The Change of Control Agreement was effective as of December 15, 2023.

The Change of Control Agreement provides certain payments and benefits in the event of a termination of the employee’s employment by the Bank without cause (as defined in the Change of Control Agreement) (other than due to the employee’s death or incapacity, as defined in the Change of Control Agreement) or by the employee for good reason (as defined in the Change of Control Agreement) within the two-year period following a change of control (as defined in the Change in Control Agreement). In such event, the employee would be entitled to (i) any unpaid base salary through the date of termination; (ii) any annual incentive compensation earned during the calendar year preceding the calendar year of termination, but not yet paid; and (iii) any benefits or awards vested, due and owing pursuant to the terms of any other plans, policies or programs, payable when otherwise due (collectively, the “Accrued Obligations”) and certain other payments and benefits as described below.  In addition to the Accrued Obligations, the employee would be entitled to receive (i) an amount equal to 1.0 times his base salary as in effect at the time of termination, payable in equal installments over a 12-month period; (ii) an amount equal to 1.0 times the average annual bonus payable for the five years preceding the calendar year in which the termination occurs (or the average for the number of years his Change in Control Agreement had been in effect if less than five years), payable in equal installments over a 12-month period; and (iii) a lump sum amount equal to the product of 12 times the monthly rate of the Bank’s subsidy for coverage in its medical, dental and vision plans for active employees. The Change in Control Agreement provides that, in the event of a change of control, any severance payments or benefits to be paid pursuant to the Change in Control Agreement will be limited (or cutback) to one dollar less than the maximum amount deductible under Section 280G of the Internal Revenue Code (the “IRC”), if such a reduction would cause the employee to receive more after-tax compensation than without the reduction.

The Change in Control Agreement also includes the following covenants that apply to the employee following the termination of his employment for any reason: (i) a confidentiality covenant that applies for five years following the termination of the employee’s employment; and (ii) non-solicitation, non-piracy and non-competition covenants that each apply for 12 months following the termination of the employee’s employment. Except for the Accrued Obligations, payment to the employee of all of the payments and benefits discussed above is contingent on the employee signing and not revoking a release and on the employee’s compliance with these restrictive covenants.

In certain cases, some or all of the payments and benefits provided on termination of employment may be delayed for six months following termination to comply with the requirements of Section 409A of the IRC.

The foregoing description of the Change in Control Agreement is qualified in its entirety by reference to the full text of the Change in Control Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	Amended Employment Agreement, dated December 15, 2023, by and between Old Point Financial Corporation and The Old Point National Bank of Phoebus and Robert F. Shuford, Jr.
Exhibit 10.2	Amended Employment Agreement, dated December 15, 2023, by and between Old Point Financial Corporation and The Old Point National Bank of Phoebus and Joseph R. Witt
Exhibit 10.3	Change of Control Severance Agreement, dated December 15, 2023, by and between The Old Point National Bank of Phoebus and Paul M. Pickett

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Old Point Financial Corporation
Registrant

Date: December 21, 2023
/s/ A. Eric Kauders, Jr.

A. Eric Kauders, Jr.
Corporate Secretary